Exhibit 99.1

Exhibit 99.1 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE Vote by - Internet 24 Hours - a QUICK Day, 7 Days a Week EASY or by Mail CERBERUS TELECOM ACQUISITION CORP. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxxxxx XX, 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://www.cstproxy.com/xxxxxxx/2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE IF YOU DO ARE NOT VOTING RETURN ELECTRONICALLY. THE PROXY CARD FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS CERBERUS TELECOM ACQUISITION CORP. The undersigned appoints Nicholas Robinson and Michael Palmer as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Cerberus Telecom Acquisition Corp. held of record by the undersigned at the close of business on XXXXX XX, 2021 at the Special Meeting of Stockholders of Cerberus Telecom Acquisition Corp. to be held on XXXXX XX, 2021, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 (THE “BUSINESS COMBINATION PROPOSAL”), PROPOSAL 2 (THE “CAYMAN MERGER PROPOSAL”), PROPOSAL 3 (THE “ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSAL”), PROPOSAL 4 (THE “INCENTIVE PLAN PROPOSAL”), PROPOSAL 5 (THE “NYSE PROPOSAL”) AND PROPOSAL 6 (THE “ADJOURNMENT PROPOSAL”), AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Each of the Business Combination Proposal, the Cayman Merger Proposal, the Incentive Plan Proposal and the NYSE Proposal is cross conditioned on the approval of each other. None of the Business Combination Proposal, the Cayman Merger Proposal, the Incentive Plan Proposal or the NYSE Proposal is conditioned upon the approval of the Advisory Organizational Documents Proposals or the Adjournment Proposal. (Continued and to be marked, dated and signed, on the other side)

Important Notice Regarding the Availability of Proxy Material for the Special Meeting of Shareholders
To view the Proxy Statement/Prospectus and to Attend the Special Meeting, please go to: http://www.cstproxy.com/xxxxxxxx/2021

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3(A)-(D), 4, 5, and 6.

Please mark your votes like this **X**

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve the business combination described in the proxy statement/prospectus, including (a) adopting the Agreement and Plan of Merger, dated as of March 12, 2021 (the *"Merger Agreement"*), by and among Cerberus Telecom Acquisition Corporation (*"CTAC"*), King Pubco, Inc. (*"Pubco"*), a Delaware corporation and wholly owned subsidiary of Cerberus Telecom Acquisition Holdings, LLC (the *"Sponsor"*), a Delaware limited liability company and an affiliate of CTAC, King Corp Merger Sub, Inc. (*"Corp Merger Sub"*), a Delaware corporation and direct, wholly owned subsidiary of Sponsor, King LLC Merger Sub, LLC (*"LLC Merger Sub"*), a Delaware limited liability company and direct, wholly owned subsidiary of Pubco, and Maple Holdings Inc.(*"KORE"*), a Delaware corporation, a copy of which is attached to the proxy statement/prospectus as *Annex A*, which, among other things, provides for (i) on the day immediately prior to the date on which the Mergers are consummated, the merger of CTAC with and into LLC Merger Sub, a subsidiary of Pubco (the *"Pubco Merger"*), with LLC Merger Sub being the surviving entity of the Pubco Merger and Pubco as parent of the surviving entity, (ii) on the Closing Date and immediately prior to the First Merger (as defined below), the contribution by Sponsor of 100% of its equity interests in Corp Merger Sub to Pubco (the *"Corp Merger Sub Contribution"*), as a result of which Corp Merger Sub will become a wholly owned subsidiary of Pubco,(iii) following the Corp Merger Sub Contribution, the merger of Corp Merger Sub with and into KORE (the *"First Merger"*), with KORE being the surviving corporation of the First Merger, and (iv) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of KORE with and into LLC Merger Sub (the *"Second Merger"*, and, together with the First Merger, being collectively referred to as the Mergers" and together with the other transactions contemplated by the Merger Agreement, and the related agreements described in the proxy statement/prospectus, the *"Transactions"*), with LLC Merger Sub being the surviving entity of the Second Merger and Pubco being the sole member of LLC Merger Sub; and (b) approving the Transactions and the related agreements described in the proxy statement/prospectus.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Cayman Merger Proposal — To consider and vote upon, as a special resolution, a proposal to approve the Pubco Plan of Merger attached to the proxy statement/prospectus as *Annex 1* and to authorize the merger of CTAC with and into LLC Merger Sub, with LLC Merger Sub surviving the merger as a wholly owned subsidiary of Pubco.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Advisory Organizational Documents Proposal — To consider and vote upon, on a non-binding basis, on proposals with respect to material differences between KORE's amended and restated certificate of incorporation, and amended and restated bylaws and Pubco's amended and restated certificate of incorporation and amended and restated bylaws that will be the certificate of incorporation and bylaws of Pubco following the Transactions, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as 4 sub-proposals:

Proposal No. 3(A) — Advisory Organizational Document Proposal A — To provide that Pubco's board of directors will be a classified board of directors with staggered, three-year terms.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3(B) — Advisory Organizational Document Proposal B — To eliminate the ability for any action required or permitted to be taken by Pubco common stockholders to be effected by written consent.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3(C) — Advisory Organizational Document Proposal C — To increase the required stockholder vote threshold to amend the bylaws of Pubco.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3(D) — Advisory Organizational Documents Proposal D — To provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Incentive Plan Proposal — To consider and vote on a proposal to approve the Pubco 2021 Incentive Award Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — NYSE Proposal — To consider and vote upon a proposal in accordance with the applicable provisions of Section 312.03 of the New York Stock Exchange Listed Company Manual, to issue more than 20% of the issued and outstanding shares of Pubco Common Stock in connection with the business combination, including, without limitation, the PIPE Investment (as described below).

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the Cayman merger proposal, the advisory organizational documents proposals, the incentive plan proposal or the NYSE proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature____________________**Signature, if held jointly**____________________**Date**__________, **2021**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.